EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made this 1st day of October, 1998, by and between CRITICARE SYSTEMS, INC., a Delaware corporation (the "Company"), and GLORIA NAJERA ("Employee").

                                    RECITALS

     A. Employee is currently employed by the Company as its Vice President-Operations.

     B. The Company desires to make certain agreements with Employee in order to induce Employee to remain in such employ and in exchange for Employee's covenants herein.

     C. The parties desire to evidence their agreement as to the terms of the Company's employment of Employee.

                                    AGREEMENT

     In consideration of the mutual covenants contained herein, the parties hereby agree as follows:

     1.     Employment.  The Company hereby continues its employment of Employee
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as  the  Company's  Vice  President-Operations, and Employee hereby accepts such employment,  subject  to  the  provisions  of  this  Agreement.

     2.     Duties  and  Authority.  Employee shall be employed as the Company's
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Vice President-Operations.  Employee shall have such duties and authority as are customary for the Vice President-Operations of a publicly-held corporation with similar operations, including without limitation, such specific management duties and authority as the Company's Board of Directors may from time to time reasonably assign Employee consistent with the foregoing and the other provisions of this Agreement. Employee agrees to devote his entire business time, energy and skills to such employment. However, it is understood that Employee shall not be required to devote more than an average of 50 hours per calendar week to such employment. At all times, Employee shall be subject to the direction of the Company's Board of Directors and its President.

     3.     Compensation  and  Benefits.  Employee  shall  be  entitled  to  the
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following  compensation  and  benefits  for  services  rendered  to the Company:

          (a)     Base  Salary.  Employee  shall  receive  an annual base salary
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payable  in  equal installments not less frequently than monthly, which shall be established annually (but which shall not be reduced to less than the prior year's annual salary without Employee's written consent) ("Base Salary").

          (b)     Bonus  Plan.  Employee  shall  be  eligible to receive a bonus
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annually,  based  on  Employee's and the Company's financial performance, in the discretion  of  the  Board  of  Directors.

          (c)     Expense  Reimbursements.  The Company shall reimburse Employee
                  -----------------------
for actual out-of-pocket costs incurred for reasonable business expenses, other than automobile expenses (which are covered in Section 3(d) ) in accordance with the policies and procedures of the Company in effect from time to time.

          (d)     Automobile Allowance.  Employee shall receive a Company car or
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car  allowance  subject  to  Company  policies  in effect from time to time with respect  to  reimbursement  for  personal  use.

          (e)     Vacations.  Employee  shall  be  entitled to paid vacations of
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not  more  than  four weeks each calendar year, which may be taken in Employee's discretion; provided, however, that such vacation shall not unreasonably interfere with the Company's needs at such time. Unused vacation time for a calendar year shall not be carried over from one year to the next.

          (f)     Health Insurance.  Employee shall be entitled to family health
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insurance  coverage  under  the  Company's group plan on a premium-sharing basis then  in  effect.

          (g)     Disability  Insurance.  Employee  shall  be  entitled  to
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participate  in  the Company's group disability insurance in effect from time to time.

          (h)     Severance  Pay.
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               (i)     This  Agreement  may  be terminated by the Company at any
time for "Cause," and in such event Employee shall not be entitled to receive any further compensation. For purposes of this Agreement, the term "Cause" shall mean acts of fraud, repeated material misconduct, or intentional

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
dishonesty by Employee in the course of Employee's employment with the Company, or the commission of a felony.

               (ii) In the event that Employee voluntarily terminates Employee's employment by the Company, Employee shall not be entitled to receive any further compensation; provided, however, that if such voluntary termination occurs at any time after Employee has completed three (3) months of employment by the Company after the occurrence of a Change in Control (as hereinafter defined), Employee shall be entitled to receive severance benefits consisting of Employee's Base Salary plus the amount which the Company pays for group health insurance benefits with respect to such Employee for a period of six (6) months after the date of such termination.

               (iii) Notwithstanding anything to the contrary herein, Employee's employment hereunder may be terminated by the Company without "Cause" at any time prior to a "Change in Control" (has hereinafter defined), however, in such event, Company shall pay Employee as severance benefits Employee's Base Salary (has hereinafter defined) plus the amount that the Company pays for group health and disability insurance with respect to such employee for a period equal to the period following the date upon which Employee's employment is terminated until Employee secures alternative employment, up to a maximum of six (6) months after the date of such termination. Employee agrees to utilize her best efforts to obtain such replacement employment.

               (iv) In the event that Employee's employment is terminated by the Company at any time after a Change in Control by the Company without Cause, Company shall pay Employee as severance benefits Employee's Base Salary plus the amount that the Company pays for group health insurance with respect to such employee for a period equal to the portion of the "Severance Period" (as hereinafter defined) remaining after the date of termination of Employee's employment but not less than six (6) months. The term "Severance Period" shall mean 12 months after a Change in Control.

               The term "Change in Control" shall mean a sale, assignment or exchange of more than 51% of the voting stock outstanding immediately after such sale or the sale, assignment or exchange of substantially all of the assets of the Company. The date of a Change in Control shall mean the date upon which a sale is closed, or in a series of transactions, the date upon which beneficial ownership of the voting stock or assets is transferred. A termination without Cause shall be deemed to have occurred if within the Severance Period, Company, without Employee's consent, materially reduces Employee's

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
responsibilities, reduces Employee's salary or requires Employee to relocate or transfer to a site further than 30 miles from Employee's current place of employment.

               All amounts payable to Employee under this paragraph 3 shall be paid in normal payroll installments on normal payroll dates less all applicable withholding. Except as otherwise provided in this paragraph 3, as of the effective date of termination, all obligations of the Company to pay Employee compensation shall terminate and the Company shall have no further obligation to Employee after the date of termination.

          (i) Upon termination of employment for any reason, Employee will deliver to the Company all data, records and information, including without limitation, all documents, correspondence, files, notebooks, reports, computer programs, software, manuals, customer lists, customer information, samples and all other materials and copies thereof relating to the Company's business (collectively, "Confidential Information") which Employee may possess or which are under his control.

     4.     Confidentiality.  Employee covenants that he shall at all times keep
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confidential the Company's financial statements and other financial information, except to the extent (a) disclosure of financial information (but not financial statements) is incidental to the performance of his duties for the Company, (b) disclosure is required by applicable law, or (c) the Company's Board of Directors authorizes disclosure.

     5.     Other  Company  Employees.  For  a  period of one year from the date
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Employee's  employment by the Company terminates, Employee shall not (a) solicit another Company employee to leave the Company's employ and work for Employee or another person or entity, or (b) participate in the hiring of another Company employee by another person or entity away from the Company.

     6.     Notices.  Any notice, request, approval, consent, demand, permission
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or  other  communication  required  or  permitted  by  this  Agreement  shall be effective only if it is in a writing signed by the party giving same and shall be deemed to have been sent, given and received only either (a) when personally received by the intended recipient, or (b) three days after depositing in the United

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
States Mail, registered or certified mail, return receipt requested, with first-class postage prepaid, addressed as follows:

          If  to  Employee:

          Gloria  Najera
          1307  S.  93rd  Street
          West  Allis,  WI  53214

          If  to  the  Company:

          Criticare  Systems,  Inc.
          20925  Crossroads  Circle
          Waukesha,  WI  53186
          Attn:  President

or to such other address as the intended recipient may have theretofore specified by notice given to the sender as provided in this section.

     7.     Assignability.  This  Agreement  requires  the  personal services of
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Employee,  and Employee's rights or obligations hereunder may not be assigned or delegated except as set forth in this Agreement. In the event of a sale of the stock of the Company, or consolidation or merger of the Company with or into another company or entity, or the sale of all or any substantial part of the assets of the Company to another corporation, entity or individual, the Company may assign this Agreement to any successor in interest and upon such assignment, Company shall have no further liability hereunder and the successor in interest shall be subject to all obligations and be entitled to enforce all rights of the Company under this Agreement. Subject to the foregoing, this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns.

     8.     Other  Agreements.  This  Agreement  contains  the  entire agreement
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between  the Company and Employee with respect to the subject matter hereof, and merges and supersedes all prior agreements, understandings or negotiations whatsoever with respect to the subject matter hereof.

     9.     Amendments  and  Waivers.  No  amendment  of  this  Agreement or any
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waiver  of any of its provisions shall be effective unless expressly stated in a writing signed by both parties. No delay or omission in the exercise of any right, power or remedy under or for this Agreement shall impair such right, power or remedy or be construed as a waiver of any breach. Any waiver of a breach of any provision of this Agreement shall not be treated as a waiver of any other provision

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
of this Agreement or of any subsequent breach of the same or any other provision of this Agreement.

     10.     Severability.  If  any  provision  of  this Agreement shall be held
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illegal, invalid or otherwise unenforceable under controlling law, the remaining provisions of this Agreement shall not be affected thereby but shall continue in effect.

     11.     Governing  Law.  This  Agreement shall be governed by and construed
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and  enforced  in  accordance  with  the  laws  of  the  State  of  Wisconsin.

                              CRITICARE  SYSTEMS,  INC.

                              BY  /s/  Gerhard  J.  Von  der  Ruhr
                                  --------------------------------
                                     Its  President
                                          ---------

                              EMPLOYEE:

                              /s/  Gloria  Najera
                              -------------------
                              Gloria  Najera

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